EXHIBIT 10.5
INDIVIDUAL LEASING RECORD NO. 58
Relating to Lease Schedule No. 58 dated September 19, 2008, to
Equipment Leasing Agreement Described Below.

EQUIPMENT LEASED
	New or
Qty.	Used	Make/Manufacturer and Description	Model No.	Serial No.
9	New	2009 Stephen Semi-Trailers	P-41-1000	1S9AL15B79H474027	166
				1S9AL15BX9H474068	167
				1S9AL15B19H474069	168
				1S9AL15B09H474077	169
				1S9AL15B29H474078	170
				1S9AL15B49H474079	171
				1S9AL15B09H474080	172
				1S9AL15B29H474081	173
				1S9AL15B49H474082	174

Location of Equipment:	240 Jasmine Road	Crowley	Acadia	LA	70526
	(Street Address)	(Town/City)	(Parish)	(State)	(Zip)
Date of Delivery of Equipment: August 7, 2008 thru September 5, 2008
1.	Total Acquisition Cost: $516,852.00.

2.	Lease Term: Sixty (60) calendar months (plus, if applicable, any partial first month) commencing on the date of this Individual Leasing Record and ending on October 9, 2013.

3.
Rent: (a) for each full calendar month: $7,962.19 (plus applicable sales/use tax), payable on the 9th day of each calendar month, in advance, commencing on October 9, 2008, and the same amount on the 9th day of each consecutive month thereafter throughout the lease term.

     (b) for partial first month: $5,573.61 (plus applicable sales/use tax), payable on September 19, 2008.
4.	The undersigned Lessee hereby acknowledges that it has reviewed and approved the purchase order, supply contract or purchase agreement covering each Item of Equipment described above and that each such Item (i) was selected by Lessee, (ii) has been, as of the Date of Delivery of Equipment specified hereinabove, delivered to, and inspected by, Lessee, (iii) is of a size, design, capacity, and manufacture acceptable to Lessee and suitable for purposes of accepting those items under the Lease and making them subject to the Schedule and the Lease, (iv) is in good working order, repair, and condition, (v) has been installed to Lessee’s satisfaction and unconditionally and irrevocably accepted by Lessee, and (vi) has been tested by Lessee (to the extent Lessee deems appropriate in order to make this certification. The undersigned Lessor and the undersigned Lessee hereby agree that the Equipment described above is hereby leased from Lessor to Lessee under the Equipment Leasing Agreement between Lessor and Lessee dated as of October 2, 2001 (the “Lease”), is subject to all of the terms, conditions, and provisions thereof, as supplemented by the terms, conditions, and provisions of the above-referenced Lease Schedule and any Riders annexed to and made a part of said Lease Schedule, and the terms and conditions hereof, and that this Individual Leasing Record is made a part of, and incorporates by reference all of the terms, conditions, and provisions of, the Lease. The undersigned Lessee hereby agrees to pay the rent for all Items of Equipment covered by this Individual Leasing Record, in the amounts and at the times specified above and reaffirms its acknowledgments and agreements in Section 4 of the Lease. Capitalized terms used herein shall have the meaning given to such terms in the Lease.
Dated: September 19, 2008

Francis’ Drilling Fluids, Ltd.	Capital One, National Association
(Lessee)	(Lessor)

By:	/s/ Michael G. Francis	By:

Name:	Michael G. Francis	Name:
Title:	President	Title:
ELF#14A
Ind. Leg. Rec.
Capital One ELF #14.1 (04/24/06)

LEASE SCHEDULE NO. 58
     Lease Schedule No. 58 to, and made part of, Equipment Leasing Agreement dated as of October 2, 2001 (herein called the “Lease”), between Capital One, National Association (herein called “Lessor”) and Francis’ Drilling Fluids, Ltd. (herein called “Lessee”). All capitalized terms used herein which are defined in the Lease are used herein so defined.
1.	Description of the Equipment covered by this Schedule (the “Equipment”):

New or
Qty.	Used	Make/Manufacturer and Description	Model No.	Serial No.
9	New	2009 Stephens Semi-Trailers	9-41-1000	1S9AL15B79H474027
1S9AL15BX9H474068
1S9AL15B19H474069
1S9AL15B09H474077
1S9AL15B29H474078
1S9AL15B49H474079
1S9AL15B09H474080
1S9AL15B29H474081
1S9AL15B49H474082

2. Location of Equipment:	240 Jasmine Road (Street Address)	Crowley (Town/City)	Acadia (Parish)	LA (State)	70526 (Zip)
3.	The aggregate Acquisition Cost of the Equipment shall not exceed $516,852.00, and the Equipment shall not be delivered and accepted by Lessee after December 31, 2008, unless Lessor otherwise agrees in writing. Lessor shall have no obligation to acquire and lease any Item of Equipment to Lessee if (a) a material adverse change in the financial condition of Lessee (or of any guarantor of Lessee’s obligations under the Lease) has occurred since January 9, 2008, or (b) an event which is (or with notice or lapse of time or both would become) an Event of Default under the Lease has occurred.

4.	Rent (as a percentage of Acquisition Cost of each Item of the Equipment): 1.540517% for each full calendar month, and N/A% for each day of any partial first month. Lessee shall pay the rent to Lessor in advance during the lease term on the dates specified in the Individual Leasing Record for each Item of the Equipment.

5.	Lease Term of the Equipment: sixty (60) full calendar month (plus any partial first month), commencing, as to each Item, on the date of the Individual Leasing Record therefore, and unless sooner terminated in accordance with the provisions of the Lease, ending on the date specified in such Individual Leasing Record.

6.	Terminal Rental Adjustment Clause: See Section 24 of the Lease.

7.	Casualty Loss Value Payment Date:
☑	The rent payment date next preceding or coincident with the date of loss (if rent is paid in advance); or

☐	The rent payment date next following the date of loss (if rent is paid in arrears).
8.	Comprehensive Public Liability Insurance: $1,000,000.00 per occurrence. Property Damage Insurance: In an amount equal to the Acquisition Cost.

9.	Other Conditions or Riders (if none, so state): Tax Indemnification Rider, Motor Vehicle Rider, Terminal Rental Adjustment Rider, and Trac Rider Business Use.
Dated: September 19, 2008.

Francis’ Drilling Fluids, Ltd.	Capital One, National Association
(Lessee)	(Lessor)

By:	/s/ Michael G. Francis	By:

Name:	Michael G. Francis	Name:
Title:	President	Title:
ELF#7B
Lse. Sched. 2/TRAC
Capital One ELF #7.2 (04/24/06)

SCHEDULE OF CASUALTY LOSS VALUES
THIS SCHEDULE is annexed to, and made part of, Individual Leasing Record No. 58 of Lease Schedule No. 58, to the Equipment Leasing Agreement dated as of October 2, 2001, between Capital One, National Association (“Lessor”) and Francis’ Drilling Fluids, Ltd. (“Lessee”).
Francis Drilling Fluids, Ltd
Schedule 58, Record 58
Termination Schedule

		termination
	termination	value
date	value	% of basis
Sep-08	511,278.39	98.92162360
Oct-08	506,152.45	97.92986261
Nov-08	500,991.69	96.93136404
Dec-08	495,787.35	95.92443276
Jan-09	490,482.91	94.89813528
Feb-09	485,142.99	93.86497247
Mar-09	479,767.45	92.82491891
Apr-09	474,352.62	91.77726279
May-09	468,870.66	90.71661885
Jun-09	463,348.97	89.64828735
Jul-09	457,759.80	88.56690038
Aug-09	452,134.09	87.47844426
Sep-09	446,468.05	86.38218576
Oct-09	440,734.07	85.27278040
Nov-09	434,963.01	84.15620225
Dec-09	429,151.03	83.03170563
Jan-10	423,270.62	81.89396974
Feb-10	417,352.60	80.74895626
Mar-10	411,396.82	79.59663826
Apr-10	405,403.74	78.43710414
May-10	399,370.20	77.26974089
Jun-10	393,299.04	76.09509941
Jul-10	387,187.16	74.91257937
Aug-10	381,036.82	73.72261607
Sep-10	374,848.37	72.52528122
Oct-10	368,618.81	71.31999357
Nov-10	362,350.35	70.10717842
Dec-10	356,043.31	68.88689738
Jan-11	349,694.77	67.65858846
Feb-11	343,306.88	66.42266687
Mar-11	336,879.50	65.17910446
Apr-11	330,415.52	63.92845918
May-11	323,926.66	62.67300152
Jun-11	317,400.94	61.41041187
Jul-11	310,850.15	60.14297076
Aug-11	304,259.26	58.86777223
Sep-11	297,631.09	57.58536021
Oct-11	260,977.50	56.29803188
Nov-11	284,283.45	55.00287254
Dec-11	277,551.68	53.70041732
Jan-12	270.794.17	52.39298019
Feb-12	263,995.79	51.07763767
Mar-12	257,156.41	49.75436052
Apr-12	250,278.71	48.42367140
May-12	243,374.79	47.08790799
Jun-12	236,432.30	45.74468106
Jul-12	229,463.37	44.39633881
Aug-12	222,452.79	43.03993986
Sep-12	215,403.20	41.67599218
Oct-12	208,326.82	40.30686140
Nov-12	201,208.40	38.92959700
Dec-12	194,050.52	37.54469774
Jan-13	186,865.50	36.15454682
Feb-13	179,638.03	34.75618452
Mar-13	172,367.97	33.34958046
Apr-13	165,066.80	31.93695599
May-13	157,796.32	30.53027110
Jun-13	150,494.72	29.11756546
Jul-13	143,223.82	27.71079913
Aug-13	135,910.16	26.29575996
Sep-13	128,565.21	24.87466556
Oct-13	129,213.00	25.00000000
Dated: September 19, 2008.

Francis’ Drilling Fluids, Ltd.		Capital One, National Association
(Lessee)		(Lessor)

By:	/s/ Michael G. Francis	By:
Name:	Michael G. Francis	Name:
Title:	President	Title:
ELF#8
Sched. Cas. LossValues
Capital One ELF #8 (04/24/06)

MOTOR VEHICLE RIDER
THIS RIDER, is annexed to, and made a part of Lease Schedule No. 58 (the “Schedule”), to the Equipment Leasing Agreement dated as of October 2, 2001 (the “Lease”), between Capital One, National Association (“Lessor”) and Francis Drilling Fluids. Ltd. (“Lessee”).
Lessor and Lessee acknowledge that certain of the Equipment to be leased under the Lease will consist of motor vehicles (“Vehicular Equipment”). In addition to, and not in limitation of, all of the terms, conditions, and provisions of the Lease and Schedule, the following terms and provisions shall apply to each unit of Vehicular Equipment.
(a) Lessee shall not use Vehicular Equipment, nor allow the same to be used, for any unlawful purpose, nor for the transportation of any property or material deemed extra hazardous except material normally needed and used in Lessee’s business, and Vehicular Equipment shall be operated only by safe, careful, and licensed drivers to be selected, employed, controlled, and paid by Lessee;
(b) Lessee’s drivers shall conclusively be presumed to be the agents of Lessee, shall be required to operate Vehicular Equipment with reasonable care and diligence and to use normal reasonable precautions to prevent loss or damage to Vehicular Equipment because of fire, theft, or collision, and Lessee’s drivers, servants, and agents shall cooperate fully with Lessor and all insurance companies providing insurance under this Lease in the investigation and defense of any claims and suits arising from the operation of Vehicular Equipment;
(c) Lessee will, at its sole expense, (i) supply and replace all parts and tires for Vehicular Equipment, (ii) supply the necessary gasoline, oil, grease, and other items required in the operation of Vehicular Equipment, and (iii) arrange for the satisfactory garaging, if applicable, of Vehicular Equipment;
(d) Lessee will, at its expense, obtain all titles, registrations, registration plates, permits, and licenses, including all renewals thereof, required for the lawful ownership, use, and operation of Vehicular Equipment, and will (i) cause Vehicular Equipment to be titled and registered in the name of Lessor as owner and with Lessee to be shown as the lessee, and (ii) cause all such certificates of title to be promptly furnished to Lessor and all certificates of registration (and where required by applicable law, a copy of the Lease) to be retained in the unit(s) of Vehicular Equipment. Lessor shall furnish Lessee with appropriate powers of attorney for the sole and limited purpose of effecting said titling, registration, and licensing. Lessee will not place Vehicular Equipment in operation until same has been properly titled, registered, and licensed as aforesaid;
(e) In addition to the insurance coverages specified in Section 11 of the Lease, Lessee will also cause to be carried and maintained, at its sole expense, and in the same amounts required under said Section, theft and collision insurance, with such deductible as may be satisfactory to Lessor;
(f) In addition to the indemnities set forth in Section 7 of the Lease, Lessee will pay when due, and will indemnify, protect, save, defend, and hold Lessor and its assigns harmless from and against (i) any obligations, license or other fees, liabilities, losses, damages, penalties, claims, actions, suits, costs, and expenses, including legal expenses, of every kind and nature whatsoever imposed on, incurred by, or asserted against Lessor, its agents, employees, officers, directors, successors, and assigns in any way relating to or arising out of any power of attorney issued by Lessor to any person or persons designated in writing by Lessee to apply on behalf of Lessor for applications for the licensing, re-licensing, titling, re-titling, registration or re-registration of Vehicular Equipment, or any odometer certification with respect to Vehicular Equipment, and (ii) all towing charges, parking tolls, fines, parking and speeding tickets, and other civil and criminal motor vehicle violations (and all fines, penalties, and interest applicable thereto) with respect to Vehicular Equipment. All capitalized or other terms used herein which are not defined herein shall have the meaning given to such terms in the Lease.
Dated: September 19, 2008.

Francis’ Drilling Fluids, Ltd.		Capital One, National Association
(Lessee)		(Lessor)

By:	/s/ Michael G. Francis	By:
Name:	Michael G. Francis	Name:
Title:	President	Title:

TAX INDEMNIFICATION RIDER
THIS RIDER is annexed to Lease Schedule No. 58 (the “Lease Schedule”) to the Equipment Leasing Agreement dated as of October 2, 2001 (the “Lease”), between Capital One. National Association (“Lessor”) and Francis’ Drilling Fluids, Ltd. (“Lessee”).
Lessor has executed the Lease Schedule on the basis of Lessor’s assumptions that, with respect to each Item of Equipment described in the Lease Schedule (an “Item of Schedule Equipment” or “Item”) Lessor will (i) be entitled to cost recovery deductions for Federal income tax purposes under the Accelerated Cost Recovery System provided for in Section 168 of the Internal Revenue Code of 1986, as in effect on the date of the Lease Schedule (the “Code”), and depreciation or cost recovery deductions for state income tax purposes for the State of Louisiana based upon one hundred percent (100%) of the Acquisition Cost of each Item of Schedule Equipment and on the basis that each such Item shall have the applicable recovery period and property classification, and that Lessor will be entitled to use the applicable method of depreciation and depreciation convention (the “Recovery Deduction”), and be entitled to deductions for Federal and Louisiana income tax purposes for interest payable with respect to any indebtedness incurred by Lessor in connection with any financing by Lessor of any portion of the Acquisition Cost of such Item (the “Interest Deduction”), and (ii) be subject to tax for each year, including any year in which a Tax Loss (hereinafter defined) occurs, be at a composite Federal and state corporate income tax rate that is equal to the highest marginal rate for corporations provided for under the Code and the laws of Louisiana (the “Highest Composite Marginal Tax Rate”). If, for any reason whatsoever, Lessor shall lose the benefit of, or shall not have or shall lose the right to claim, or shall suffer a disallowance or recapture of, or delay in claiming, all or any portion of the Recovery Deduction or (if Lessor finances any portion of its Acquisition Cost) the Interest Deduction, with respect to any Item of Schedule Equipment, or for Federal, foreign, state or local income tax purposes, any item of income, toss or deduction with respect to any Item of Schedule Equipment is treated as derived from, or allocable to, sources outside the United States (whether or not any foreign income taxes imposed as a result thereof may be credited against Federal, state or local income taxes of Lessor), or there shall be included in the gross income of Lessor for Federal, state or local income tax purposes any amount on account of any addition, modification or improvement to or in respect of any Item of Schedule Equipment made or paid for by Lessee (any such loss, failure to have or loss of the right to claim, disallowance, recapture, delay in claiming, treatment or inclusion being hereinafter called a “Tax Loss”), then, within thirty (30) days of Lessee’s receipt of written notice from Lessor that a Tax Loss has occurred, Lessee shall pay to Lessor such lump sum amount as shall (after deduction of all taxes required to be paid by Lessor in respect of the receipt or accrual of such payment under the laws of the United States, any state or any political subdivision thereof or any foreign taxing authority) be necessary to maintain Lessor’s after-tax yield and aggregate after-tax cash flows in respect of such Item at levels which are each not less than the levels of Lessor’s after-tax yield and aggregate after-tax cash flows that would have been applicable if such Tax Loss had not occurred, and Lessee shall also pay to Lessor an amount which, after the deduction of any additional taxes required to be paid by Lessor in respect of the receipt or accrual of such amount, shall be equal to the amount of any interest, penalty or additions to tax which may be imposed in connection with such Tax Loss. Lessor’s after-tax yield and aggregate after-tax cash flows shall be determined by taking into account (i) the assumptions used by Lessor in originally calculating rent and Casualty Loss Value percentages, including the assumptions set forth above (as such assumptions may have been revised pursuant to the next sentence hereof) and (ii) the Highest Composite Marginal Tax Rate actually in effect during each year from the date of such original calculations to the date of such Tax Loss, both dates inclusive. In the event Lessor shall suffer a Tax Loss with respect to which Lessee is required to pay an indemnity hereunder, and the full amount of such indemnity has been paid or provided for hereunder, the aforesaid assumptions, without further act of the parties hereto, shall thereupon be and be deemed to be amended, if and to the extent appropriate, to reflect such Tax Loss. In the event any indemnity payments shall be paid to Lessor under this Rider with respect to any Item(s) of Schedule Equipment, the Casualty Loss Values (and, if applicable, Termination Values) of such Item(s) shall be adjusted appropriately. The indemnification obligations of Lessee under this Rider shall survive the expiration or termination of the Lease and the lease term of each Item of Schedule Equipment. As used herein, the term “Lessor” will include any corporation consolidated with Lessor for tax purposes (and, if Lessor is a partnership, the partners thereof) and their respective successor(s) in interest and assigns. All capitalized terms used herein which are not defined herein shall have the meaning given to such terms in the Lease.
Dated: September 19, 2008.

Francis’ Drilling Fluids, Ltd.		Capital One, National Association
(Lessee)		(Lessor)

By:	/s/ Michael G. Francis	By:
Name:	Michael G. Francis	Name:
ELF#10
Tax Indem. Rider
Capital One ELF #10 (04/24/06)

TRAC RIDER — BUSINESS USE
Certification by Lessee
This Certification is provided by the undersigned (“Lessee”) in connection with that certain Master Lease Agreement dated as of October 2, 2001, with Capital One National Association The Parties intend and agree that the Lease constitutes a “qualified vehicle operating agreement” within the meaning of Section 7701(h) of the Internal Revenue Code of 1986, as now or hereafter amended, and this Certification is required to be provided pursuant to that Section.
Lessee hereby certifies, under penalty of perjury, that it intends that more than fifty (50%) percent of the use of the Equipment (as such term is defined in the Lease) is to be in a trade or business of the Lessee.
Lessee acknowledges that it has been advised that it will not be treated as the owner of the Equipment for Federal income tax purposes.
IN WITNESS WHEREOF, Lessee has caused this Certification to be dully executed, under seal, as of the 19th of September, 2008.

Francis’ Drilling Fluids, Ltd.		Capital One, National Association
(Lessee)		(Lessor)

By:	/s/ Michael G. Francis	By:
Name: Title:	Michael G. Francis President	Name: Title:
Capital One Confidential/Proprietary

CONTINUING GUARANTY
     This Continuing Guaranty (this “Agreement”), is dated September 19, 2008. The undersigned (hereinafter, whether one or more, individually referred to as “Guarantor”), guarantees the Indebtedness (hereinafter defined) of Francis’ Drilling Fluids, LTD (hereinafter, whether one or more, individually and collectively referred to as “Lessee”) to Capital One, National Association, Post Office Box 61540, New Orleans, Louisiana 70161 (hereinafter “Lessor”).
     FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended or continued, to or for the account of Lessee, the undersigned Guarantor, whether one or more, hereby jointly, severally and solidarity, agrees as follows:
1. Guarantor hereby irrevocably and unconditionally guarantees to Lessor the prompt, complete and punctual payment, full performance, observance and satisfaction of any and all loans, extensions of credit and/or other obligations and duties that Lessee may now and/or in the future owe to and/or incur in favor and for the benefit of Lessor including but not limited to the punctual payment of all rents due and payable and the performance of any and all obligations and duties of Lessee under any and all Equipment Leasing Agreement(s) by and between Lessor, as Lessor, and Lessee, as Lessee (any and all such Equipment Leasing Agreement(s), together with any and all Riders Schedules Addenda Purchase Orders Individual Leasing Records and/or other documentation ancillary thereto are hereinafter collectively referred to as “Lease”) whether such indebtedness and/or obligations are direct or indirect, or by way of assignment, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now or hereafter arising, of any nature or kind whatsoever (with all of Lessee’s indebtedness and/or obligations being hereinafter individually and collectively referred to under this Agreement as the “Indebtedness”) GUARANTOR FURTHER AGREES TO INDEMNIFY AND HOLD HARMLESS LESSOR FROM ANY AND ALL LOSSES, DAMAGES, COSTS AND EXPENSES INCLUDING, WITHOUT LIMITATION, COSTS OF COURT AND ATTORNEYS’ FEES INCURRED BY LESSOR) IN THE EVENT OF ANY DEFAULT BY GUARANTOR OF HIS OBLIGATIONS UNDER THIS AGREEMENT.
     If Lessor agrees, and notwithstanding any other provision contained herein to the contrary, the maximum principal amount of Lessee’s Indebtedness in favor of Lessor guaranteed by Guarantor under this Agreement is limited to Five Hundred Sixteen Thousand Eight Hundred Fifty Two Dollars and Zero Cents($516,852.00) DOLLARS Notwithstanding the limitation on principal set forth above interest, costs and attorneys’ fees under Lessee’s Indebtedness are fully guaranteed hereunder.
2. Guarantor agrees that Guarantor’s obligations and liabilities for the prompt and punctual payment performance and satisfaction of all of Lessee’s Indebtedness shall be on a “joint and several” and “solidary” basis along with Lessee to the same degree and extent as if Guarantor had been or will be a co-borrower, co-principal obligor and/or co-maker of all of Lessee’s Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Lessee’s Indebtedness, Guarantor’s obligations and liabilities hereunder shall be on a “joint and several” and “solidary” basis along with such other guarantor or guarantors, endorsers and/or sureties Guarantor further agrees that in any right of action which shall accrue to Lessor with respect to Lessee’s Indebtedness or under this Agreement Lessor may, at its option, proceed against Lessee alone (without having made any prior demand upon Guarantor or having commenced any action against Guarantor or having obtained or having attempted to satisfy any judgment against Guarantor) or may proceed against Guarantor and Lessee, jointly severally and solidarity, or may proceed against Guarantor alone (without having made any prior demand upon Lessee or having commenced any action against Lessee or having obtained or having attempted to satisfy any judgment against Lessee), With the exception only of the defense of prior performance by Lessee (of Lessee’s Indebtedness which Guarantor is called upon to perform) or the defense that Lessors claim against Guarantor hereunder has prescribed or is barred by the applicable statute of limitations or is not within the scope of Lessee’s Indebtedness, all defenses of the law of guaranty, indemnification and surety, including, without limitation, substantive defenses and procedural defenses, are hereby waived and released by Guarantor Except as provided in the preceding sentence, under no circumstances shall the liability of Guarantor under this Agreement be terminated either with respect to any period of time when the liability of Lessee under the Lease continues or with respect to any circumstances as to which the liability of Lessee has not been fully discharged by performance.
3. Guarantor’s obligations and liabilities under this Agreement shall remain in full force and effect until such time as all of Lessee’s Indebtedness has been paid performed and/or satisfied in full, in principal, interest, costs and attorneys fees, or until such time as this Agreement may be cancelled or otherwise terminated by Lessor under a written cancellation instrument in favor of Guarantor. Guarantor understands that fluctuations might occur in the aggregate amount of Lessee’s Indebtedness, and Guarantor agrees that reductions in the amount of Lessee’s Indebtedness, even to zero ($0.00) dollars prior to Lessor’s written cancellation of this Agreement, will not constitute a termination of this Agreement Guarantor expressly agrees that the validity of this Agreement and Guarantor’s obligations hereunder shall in no way be terminated, affected, or impaired by reason of the assertion by Lessor against Lessee of any of the rights and remedies reserved to Lessor under the Lease or otherwise at law or in equity as a result of Lessee’s breach of any of its obligations under the Lease Guarantor further covenants and agrees that this Agreement and the full liability of Guarantor hereunder shall remain and continue in full force and effect notwithstanding the occurrence of any one or more of the following types of transactions (whether or not Guarantor shall have received any notice of or consented to any such transaction): (i) any modification or amendment of the Lease: (ii) any assignment or transfer of the Lease by Lessor, (iii) any assignment or transfer by Lessee as permitted under the Lease (iv) any dissolution of Lessee, or (v) the fact that Lessee may be a party to any merger consolidation or reorganization.
4. In the event Lessee defaults under any of Lessee’s Indebtedness in favor of Lessor, Guarantor unconditionally and absolutely agrees to pay the full then unpaid amount of all of Lessee’s Indebtedness guaranteed hereunder. including
ELF#15
Cont. Gty.
Hibernia ELF #15 (2/98)

principal, interest, costs and attorneys’ fees, and Guarantor hereby makes himself and agrees to be fully, primarily and personally liable to Lessor for any and all of Lessee’s Indebtedness. Such payment or payments shall be made immediately following demand by Lessor at Lessor’s office indicated above. Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which this Agreement applies or may apply. Guarantor further waives presentment and demand for payment of Lessee’s Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Lessor in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party Guarantor additionally waives any and all rights and division and discussion as provided under Louisiana law, as well as, to the degree applicable, any similar rights as may be provided under the laws of any other state.
5. If Guarantor should for any reason (i) advance or lend monies to Lessee for any reason whatsoever, and/or (ii) make any payment for and on behalf of Lessee under any of Lessee’s Indebtedness, and/or (iii) make any payment to Lessor in total or partial satisfaction of Guarantor’s obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Lessee (or by any guarantor, endorser or surety of Lessee’s Indebtedness), shall in all respects be subordinate, inferior and junior to Lessor’s rights to collect and enforce payment, performance and satisfaction of Lessee’s then remaining Indebtedness, until such time as all of Lessee’s Indebtedness is fully paid and satisfied Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor’s aforesaid rights against Lessee (or any other guarantor, surety or endorser of Lessee’s Indebtedness), arising by way of subrogation or otherwise, until such time as all of Lessee’s then remaining Indebtedness in favor of Lessor is fully paid and satisfied, including principal, interest, costs and attorneys’ fees. Guarantor agrees that Guarantor shall have no right of subrogation, reimbursement or indemnity, whatsoever and no right of recourse to or with respect to any assets or property of Lessee or to any collateral securing the Indebtedness, even upon payment in full of the Indebtedness.
6. Guarantor further agrees that Lessor may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any one of them, or by any other party, and without impairing or releasing the obligations of Guarantor under this Agreement (i) discharge or release any party (including, but not limited to, Lessee or any co-lessee or any guarantor under this Agreement) who is or may be liable to Lessor for any of Lessee’s Indebtedness; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Lessee’s Indebtedness (iii) change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Lessor may determine, or alter, any of Lessee’s Indebtedness, (iv) settle or compromise any of Lessee’s Indebtedness (v) subordinate and/or agree to subordinate the payment of all or any part of Lessee’s Indebtedness or Lessor’s security rights in and/or to any collateral directly or indirectly securing any such Indebtedness, to the payment and/or security rights of any other present and/or future creditors of Lessee; (vi) apply any sums paid to any of Lessee’s Indebtedness, with such payments being applied in such priority or with such preferences as Lessor may determine in its sole discretion, regardless of any amount of Indebtedness of Lessee remaining outstanding; (vii) take or accept any other security or guaranty for any or all of Lessee’s Indebtedness; and/or (viii) enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Lessee’s Indebtedness, including but not limited to any Lease.
     In addition, no course of dealing between Lessor and Lessee (or any other guarantor, surety or endorser of Lessee’s Indebtedness), nor any failure or delay on the part of Lessor to exercise any of Lessor’s rights and remedies under any Lease, or any other agreement or agreements by and between Lessor and Lessee (or any other guarantor, surety or endorser) shall have the effect of impairing or releasing Guarantor’s obligations and liabilities to Lessor hereunder or of waiving any of Lessor’s rights and remedies under this Agreement or otherwise. The stated rights and remedies of Lessor under this Agreement against Guarantor with respect to the liability of Guarantor for Lessee s Indebtedness shall be understood as not excluding any other legal or equitable rights and remedies of Lessor against Guarantor not expressly set forth herein, but shall be understood as being cumulative of all other legal and equitable rights and remedies of Lessor not expressly stated herein.
     This Agreement and Guarantor’s obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or apt hereof to Lessor with respect to any of Lessee’s Indebtedness is rescinded or must otherwise be restored by Lessor pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Lessee or to any other party.
7. Guarantor agrees that, in the event Lessor, in its sole discretion, deems it necessary to commence a collection action to enforce Guarantor’s obligations and liabilities under this Agreement, Lessor may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Lessee’s Indebtedness from Lessee or from any other guarantor, surety or endorser, (ii) attempting to exercise remedies against any collateral directly or indirectly securing repayment of any of Lessee’s Indebtedness, or (iii) including Lessee or any other guarantor, surety or endorser of any of Lessee’s Indebtedness as an additional party defendant in such a collection action against Guarantor. In the event Lessor, in its sole discretion, ever refers this Agreement to an attorney-at-law to enforce Guarantor’s obligations and liabilities hereunder, or to protect or preserve Lessor’s rights hereunder, Guarantor (and each or them, on a joint, several and solidary basis) agrees to reimburse Lessor for the reasonable fees of such an attorney Guarantor additionally agrees that Lessor shall not be liable for failure to use diligence in the collection of any of Lessee’s Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.
8. Guarantor represents and warrants to Lessor that (i) Guarantor will receive a direct or indirect material benefit from the transactions contemplated herein and/or arising out of Lessee’s Indebtedness, and (ii) this Agreement, when executed and delivered by Guarantor, will constitute a valid, legal and binding obligation of Guarantor enforceable in accordance with its terms All actions and consents required to be performed, obtained and/or satisfied prior to the execution and delivery of this Agreement, in order for this Agreement to be a valid and binding obligation of Guarantor in accordance with its terms, have been performed, obtained and satisfied in due and strict compliance with all applicable laws.
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9. Upon the request of Lessor, Guarantor will at any time, and from time to time, duly execute and deliver to Lessor any and all such further instruments and documents and supply such additional information, as may be necessary or advisable in the opinion of Lessor, to obtain the full benefits of this Agreement. Guarantor, at his sole cost and expense, further agrees to provide Lessor with annual financial statements, tax returns and other financial statements and related information at such frequencies and in such detail as Lessor may reasonably request.
10. This Agreement is for the benefit of Lessor and for such other person or persons as may from time to time become or be the holders of any of Lessee’s Indebtedness and this Agreement shall be transferable. This Agreement and Guarantor’s obligations and liabilities under this Agreement shall be binding upon Guarantor’s successors, heirs, legatees, devisees, administrators, executors and assigns.
11. As collateral security for the repayment of Guarantor’s obligations and liabilities under this Agreement, Guarantor hereby grants Lessor a continuing security interest in any and all funds or other property that Guarantor may then have on deposit with or in the possession or control of Lessor and its successors or assigns (with the exception of funds deposited in IRA, pension or other tax-deferred deposit account).
12. Any notice required under this Agreement will be considered as given to Guarantor on the day Lessor hand delivers the notice to Guarantor, or deposits such notice in the United States mail, postage prepaid, to the address of Guarantor stated herein, or to such other address delivered in writing to Lessor by Guarantor. Nothing in this paragraph shall be deemed to require any notice by Lessor to Guarantor.
13. No amendment modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Lessor, and then shall be effective only to the specific instance and for the specific purpose for which given. Receipt by Lessor of any monetary sum or acceptance of any obligation of Lessee under the Lease with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach. Waiver by Lessor of any right of Lessor against Lessee under the Lease shall not constitute a wavier against Guarantor or in any other way inure to the benefit of Guarantor.
14. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana, and all matters relating to this Agreement and the covenants, duties and obligations of Guarantor under this Agreement shall be governed by the laws of the State of Louisiana.
15. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.
16. GUARANTOR AND LESSOR HEREBY WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY EITHER AGAINST THE OTHER AND AGREE THAT VENUE FOR ANY ACTION SHALL BE LIMITED TO THE CIVIL DISTRICT COURT FOR THE PARISH OF ORLEANS, STATE OF LOUISIANA, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF LOUISIANA, AT LESSORS OPTION.
17. Guarantor agrees that in the event Lessee shall become insolvent or shall be adjudicated bankrupt or shall file a petition for reorganization, arrangement or other relief under any present or future provisions of the Federal Bankruptcy Code, as amended, or if such a petition is filed by creditors of Lessee, or if Lessee shall seek judicial readjustment of the rights of its creditors under any present or future federal or state law, or if a receiver for all or a part of Lessee’s property and assets is appointed by any state or federal court, no such proceeding or action taken therein shall modify, diminish, or in any way affect the liability of Guarantor under this Agreement, and no “rejection” and/or “termination” of the Lease in any of the proceedings referred to in this paragraph 17 shall be effective to release and/or terminate the continuing liability of Guarantor to Lessor under this Agreement with respect to Lessee’s Indebtedness unaffected by any such “rejection” and/or “termination” in such proceedings.
18. All past due amounts owing by Guarantor to Lessor hereunder shall bear interest, until paid, at the maximum rate of non-usurious interest allowed from time to time by law as is now, or to the extent allowed by law, as may hereafter be, in effect.
19. Guarantor recognizes that Lessor is relying upon this Agreement and the undertakings of Guarantor hereunder to enter into the Lease and carry out the transactions contemplated by the Lease, and further recognizes that the execution and delivery of this Agreement is a material inducement to Lessor to enter into the Lease and carry out the transactions contemplated by the Lease Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Agreement.
     IN WITNESS WHEREOF, Guarantor has executed this Agreement in favor of Lessor on the day month and year first written above.

GUARANTOR:

/s/ Michael G. Francis Michael G. Francis
SSN:	xxx-xx-2806
Address:	240 Jasmine Rd Crowley, LA 70527
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